UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 1, 2014

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On October 1, 2014, Arch Capital Group Ltd. (the “Company”) entered into an amended and restated employment agreement (the “Amended Employment Agreement”) with the Company’s Chairman, President and Chief Executive Officer, Constantine (Dinos) Iordanou, pursuant to which Mr. Iordanou has agreed to continue to serve as the Company’s President and Chief Executive Officer until March 31, 2018 (or such earlier date upon which Mr. Iordanou’s employment may be terminated in accordance with the Amended Employment Agreement).  Under the Amended Employment Agreement, the Company’s obligation to gross-up Mr. Iordanou for any golden parachute excise tax imposed on him under Section 4999 of the Internal Revenue Code was eliminated.  Accordingly, the Company no longer provides excise tax gross-ups to any of its employees.  The Amended Employment Agreement is otherwise substantially the same as Mr. Iordanou’s prior employment agreement.  A copy of the Amended Employment Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

ITEM 9.01                                  Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Amended and Restated Employment Agreement, dated October 1, 2014, between Arch Capital Group Ltd. and Constantine Iordanou

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: October 6, 2014	By:	/s/ W. Preston Hutchings
	Name:	W. Preston Hutchings
	Title:	Senior Vice President and
Chief Investment Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Amended and Restated Employment Agreement, dated October 1, 2014, between Arch Capital Group Ltd. and Constantine Iordanou